UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 4, 2012

FRANCESCA’S HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware
001-35239	(State or Other Jurisdiction of Incorporation)	20-8874704
(Commission File Number)		(I.R.S. Employer Identification No.)

3480 West 12th Street Houston, Texas		77008
(Address of Principal Executive Offices)		(Zip Code)

(713) 864-1358

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On September 4, 2012, Francesca’s Holdings Corporation (the “Company”) issued a press release announcing its consolidated financial results for the thirteen weeks and twenty-six weeks ended July 28, 2012. A copy of the press release is furnished as Exhibit 99.1 to this report. This information shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On August 29, 2012, Mr. John De Meritt provided notice of his intention to retire from his position as Chief Executive Officer of the Company and as a member of the Board of Directors of the Company (the “Board”), effective as of December 31, 2012.

As discussed in (c) below, on August 29, 2012, the Board appointed Mr. Davis to succeed Mr. De Merritt as the Chief Executive Officer of the Company, effective as of January 1, 2013. In connection with this appointment, Mr. Davis will no longer be President of the Company, effective as of December 31, 2012. As discussed in (c) below, Ms. Theresa Backes will succeed Mr. Davis as the Company’s President, effective as of January 1, 2013.

(c) On August 29, 2012, the Board appointed Mr. Neill Davis to succeed Mr. De Meritt as Chief Executive Officer, effective as of January 1, 2013. Additionally, the Board appointed Ms. Backes to succeed Mr. Davis as the Company’s President, effective as of January 1, 2013.

Mr. Davis, age 56, has served as a member of the Company’s Board of Directors since May 2007 and as the Company’s President since August 2012. Prior to joining the Company, Mr. Davis held various management positions at Men’s Wearhouse beginning in 1997, including Executive Vice President, Chief Financial Officer, Principal Financial Officer and Treasurer. Mr. Davis holds a Bachelor of Business Administration degree from Southern Methodist University and a Master of Business Administration degree from the University of Arkansas.

Ms. Backes, age 55, has served as our Chief Operating Officer since 2007. Prior to joining the Company, from 2004 to 2007, Ms. Backes was the Vice President, Store Operations of David’s Bridal. From 2002 to 2004, Ms. Backes was the Senior Director, Store Operations, at Banana Republic. Ms. Backes graduated from Arizona State University in 1981 and attended the Executive Education Program in Retail Finance at the University of Michigan and Leadership Studies program at the Aspen Institute.

No new compensatory or severance arrangements were entered into in connection with Mr. Davis’ appointment as Chief Executive Officer or Ms. Backes’ appointment as President. A description of Mr. Davis’ current compensation arrangement with the Company is contained in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on July 2, 2012 and is incorporated herein by reference. A description of Ms. Backes’ current compensation arrangement with the Company is contained in the Company’s Proxy Statement for its 2012 Annual Meeting of Stockholders filed with the Commission on May 25, 2012 and is incorporated herein by reference.

There was no arrangement or understanding between Mr. Davis or Ms. Backes and any other person pursuant to which Mr. Davis was appointed Chief Executive Officer or Ms. Backes was appointed President. There are no family relationships between Mr. Davis or Ms. Backes and any director or executive officer of the Company, and Mr. Davis and Ms. Backes each have no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

(e) It has not yet been determined if any severance arrangement will be entered into in connection with Mr. De Meritt’s retirement.

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Item 7.01. Regulation FD Disclosure

The press release issued on September 4, 2012 that is discussed in Item 2.02 above also announced the management changes set forth in Item 5.02 of this Form 8-K. A copy of such press release is furnished as Exhibit 99.1 to this report. This information shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

99.1	Press Release issued by Francesca’s Holdings Corporation on September 4, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANCESCA’S HOLDINGS CORPORATION

Date:	September 4, 2012	By:	/s/ Kal Malik
Kal Malik
Executive Vice President and General Counsel

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Francesca’s Holdings Corporation on September 4, 2012.

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